EXECUTION COPY

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment dated as of March 28, 2013 to Third Amended and Restated Credit Agreement (this “Amendment”) is entered into by and among Ferro Corporation, an Ohio corporation (the “Company”), the Subsidiaries of the Company listed on the signature pages hereto, the several banks and other financial institutions or entities listed on the signature pages hereto as Lenders, and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below or the Security Agreement and/or the Subsidiary Guaranty (Domestic) referred to therein, as applicable.

W I T N E S S E TH:

WHEREAS, the Company, the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, the Issuer and the Syndication Agents have entered into the Third Amended and Restated Credit Agreement, dated as of August 24, 2010 (as amended, restated, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Company has requested that the Credit Agreement be amended as more fully set forth herein; and

WHEREAS, the Lenders signing below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree and covenant as follows:

SECTION 1. Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding therein the following definitions in appropriate alphabetical order:

“Secured Leverage Ratio” means, on any date of determination, the ratio of (a) Total Debt outstanding on such date that is secured by a Lien to (b) EBITDA computed for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

“Third Amendment” means that certain Third Amendment dated as of March 28, 2013 to Third Amended and Restated Credit Agreement by and among the Company, the Subsidiaries of the Company listed on the signature pages thereto, the Required Lenders, the Administrative Agent and the Collateral Agent.

“Third Amendment Effective Date” is defined in the Third Amendment.

(b) The definition of the term EBITDA set forth in Section 1.1 is hereby amended by:

(i) amending and restating clause (b)(v)(y) thereof as follows: “(y) in the 2012 Fiscal Year, in an amount not to exceed $10,000,000, in the 2013 Fiscal Year, in an amount not to exceed $30,000,000, in the 2014 Fiscal Year, in an amount not to exceed $20,000,000 and, in the 2015 Fiscal Year, in an amount not to exceed $10,000,000,”;

(ii) amending and restating clause (b)(vii) thereof as follows: “(vii) non-cash expenses incurred in connection with asset write-offs, including, but not limited to, goodwill impairments and non-cash expenses associated with pension plans,”; and

(iii) amending and restating clause (b)(xiv) thereof as follows: “(xiv) expenses paid in connection with the implementation of the Ferro Business Systems Initiative not to exceed $12,000,000 in the aggregate through the Third Amendment Effective Date, minus”.

(c) The definition of the term “Minimum Liquidity Condition” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the number “$150,000,000” set forth therein and replacing it with the number “$100,000,000”.

(d) The first sentence of Section 1.4(b) of the Credit Agreement is hereby amended by adding the words “or the Secured Leverage Ratio” immediately after the words “Leverage Ratio” set forth therein.

(e) The last sentence of Section 1.4(b) of the Credit Agreement is hereby amended and restated as follows:

“For the avoidance of doubt, for purposes of determining the Leverage Ratio or the Secured Leverage Ratio (and any financial calculations required to be made or included within such ratios) on a pro forma basis as of any date of determination, the calculation of the Leverage Ratio shall be made using the amount of Total Debt outstanding as of such date of determination, the calculation of the Secured Leverage Ratio shall be made using the amount of Total Debt outstanding as of such date of determination that is secured by a Lien and the calculation of each of the Leverage Ratio and the Secured Leverage Ratio shall be made using the amount of EBITDA for the four Fiscal Quarter period most recently ended for which financial statements of the Company have been delivered to the Administrative Agent.”

(f) Section 7.2.4(a) of the Credit Agreement is hereby amended by amending and restating the row in the table set forth therein with respect to the Fiscal Quarter ending March 31, 2013 and each Fiscal Quarter thereafter as follows:

March 31, 2013	4.25:1.00

June 30, 2013	4.25:1.00

September 30, 2013	4.25:1.00

December 31, 2013	4.00:1.00

March 31, 2014	4.00:1.00

June 30, 2014	3.75:1.00

September 30, 2014	3.75:1.00

December 31, 2014 and each Fiscal Quarter thereafter	3.50:1.00

(g) Section 7.2.7(b) of the Credit Agreement is hereby amended by deleting the words “Leverage Ratio no greater than 3.00:1.00” set forth therein and replacing them with the words “Secured Leverage Ratio no greater than 1.50:1.00”.

SECTION 2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “Third Amendment Effective Date”):

(a) The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of (i) the Company, (ii) the Grantors, (iii) the Guarantors, (iv) the Administrative Agent, (v) the Collateral Agent and (vi) the Required Lenders.

(b) The Company shall have paid to the Administrative Agent all outstanding fees, costs and expenses owing to the Administrative Agent and its Affiliates as of such date.

(c) The Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date, duly executed and delivered by an Authorized Officer of the Company, as to the matters described in Section 3(b)(ii) and Section 3(b)(iii) of this Amendment.

(d) The Company shall have paid to the Administrative Agent for the account of each Lender that has executed and delivered a signature page approving this Amendment on or before 12:00 (noon) (New York City time) on March 27, 2013, a fee in an amount equal to 0.05% of the aggregate amount of such Lender’s Revolving Loan Commitment (whether used or unused) (calculated after giving effect to the reduction of the Revolving Loan Commitments contemplated by Section 3(a) hereof).

SECTION 3. Miscellaneous.

(a) Reduction of Revolving Loan Commitment Amount. Pursuant to and in accordance with Section 2.2 of the Credit Agreement, the Borrower hereby permanently reduces the Revolving Loan Commitment Amount by $100,000,000 and the Lenders’ respective Revolving Loan Commitments shall accordingly be permanently reduced on a pro rata basis.

(b) Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company, the Grantors and the Guarantors represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Third Amendment Effective Date:

(i) This Amendment has been duly authorized, executed and delivered by the Company, the Grantors and the Guarantors, and this Amendment and the Credit Agreement (after giving effect to this Amendment) constitute the Company’s, each Grantor’s and each Guarantor’s, as applicable, legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(ii) The representations and warranties set forth in the Credit Agreement and each other Loan Document are, in each case after giving effect to this Amendment, true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date;

(iii) No Default has occurred and is continuing; and

(iv) The execution, delivery and performance by the Company, each Grantor and each Guarantor of this Amendment do not (x) contravene any (A) such Person’s Organic Documents, (B) court decree or order binding on or affecting any such Person or (C) law or governmental regulation binding on or affecting any such Person or (y) result in (A) or require the creation or imposition of, any Lien on any such Person’s properties (except as permitted by the Credit Agreement) or (B) a default under any contractual restriction binding on or affecting any such Person.

(c) Affirmation and Consent. Each of the Company, each Grantor and each Guarantor hereby reaffirms, as of the Third Amendment Effective Date, (i) the covenants and agreements made by such Person contained in each Loan Document to which it is a party, (ii) with respect to each Guarantor, its guarantee of payment of the Guaranteed Obligations pursuant to the Guaranty, and (iii) with respect to each Grantor party to the Security Agreement or a Mortgage, its pledges and other grants of Liens in respect of the Secured Obligations pursuant to any such Loan Document, in each case, as such covenants, agreements and other provisions may be modified by this Amendment.

(d) Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

(e) Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article X thereof.

(f) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or pdf or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(i) Full Force and Effect; Limited Amendment.

(i) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agents or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company, the Grantors and the Guarantors to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(ii) The parties hereto acknowledge and agree that (i) this Amendment and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement as in effect prior to the Third Amendment Effective Date; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the Liens and security interests as granted under the Loan Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”.

(j) Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

FERRO CORPORATION

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

FERRO ELECTRONIC MATERIALS INC.

By: /s/ John T. Bingle
Name: John T. Bingle
Title: President & Treasurer

FERRO INTERNATIONAL SERVICES INC.

By: /s/ John T. Bingle
Name: John T. Bingle
Title: President & Treasurer

FERRO CHINA HOLDINGS INC.

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

OHIO-MISSISSIPPI CORPORATION

By: /s/ John T. Bingle
Name: John T. Bingle
Title: President & Treasurer

CATAPHOTE CONTRACTING COMPANY

By: /s/ John T. Bingle
Name: John T. Bingle
Title: President & Treasurer

THE FERRO ENAMEL SUPPLY COMPANY

By: /s/ John T. Bingle
Name: John T. Bingle
Title: President & Treasurer

FERRO FAR EAST, INC.

By: /s/ John T. Bingle
Name: John T. Bingle
Title: President & Treasurer

FERRO PFANSTIEHL LABORATORIES, INC.

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Administrative

Agent, Collateral Agent and a Lender

By: /s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President